Execution Copy

GUARANTEE AND COLLATERAL AGREEMENT
made by
BLACKBOARD INC.
and certain Subsidiaries of Blackboard Inc.
in favor of
CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent
dated as of February 28, 2006

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Page
Exhibits:

Exhibit A	Form of Acknowledgment and Consent
Exhibit B	Form of Securities Account Control Agreement
Exhibit C	Form of Deposit Account Control Agreement
Exhibit D	Form of Commodities Account Control Agreement
Exhibit E	Form of Trademark Security Agreement
Exhibit F	Form of Copyright Security Agreement
Exhibit G	Form of Patent Security Agreement

Annex:

Annex 1	Form of Assumption Agreement

Schedules:

Schedule 4.03	Filings and Other Actions Required to Perfect Security Interests
Schedule 4.04	Organizational Information
Schedule 4.05(a)	Location of Inventory and Equipment
Schedule 4.07(a)	Description of Investment Property
Schedule 4.07(b)	Exceptions to Issued and Outstanding Pledged Equity Interests
Schedule 4.07(c)	Exceptions to Duly and Validly Issued Pledged Equity Interests
Schedule 4.07(d)	Exceptions to Article 8 Provisions of Uncertificated Pledged LLC Interests and
Pledged Partnership Interests
Schedule 4.08(b)	Receivables from Governmental Authorities
Schedule 4.09(a)	Intellectual Property
Schedule 4.09(e)	Exceptions to Payment of Fees and Taxes to Maintain Registered Intellectual
Property
Schedule 4.10	Grantors as Beneficiaries or Assignees
Schedule 4.11	Commercial Tort Claims
Schedule 4.12	Non-Assignable Material Contracts
Schedule 8.02	Notice Address of Guarantors

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     GUARANTEE AND COLLATERAL AGREEMENT dated as of February 28, 2006, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of CREDIT SUISSE, CAYMAN ISLANDS BRANCH (“CS”) as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement dated as of February 28, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blackboard Inc. a Delaware corporation (the “Borrower”), the Lenders party thereto, CREDIT SUISSE, as sole bookrunner and sole lead arranger (in such capacity, the “Arranger”), CREDIT SUISSE, as syndication agent (in such capacity, the “Syndication Agent”), and CREDIT SUISSE, as documentation agent (in such capacity and together with its successors, the “Documentation Agent”) and (ii) the other Secured Parties (as hereinafter defined).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
     WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to (i) finance, in part, the Acquisition, (ii) pay fees and expenses incurred in connection with the Acquisition Transactions and (iii) provide ongoing working capital and for other general corporate purposes of the Borrower;
     WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;
     NOW, THEREFORE, in consideration of the premises and to induce the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
     1.01 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
     (b) The following terms shall have the following meanings:
     “Administrative Agent” shall have the meaning assigned to such term in the preamble.
     “After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 5.07(k).
     “Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.
     “Arranger” shall have the meaning assigned to such term in the preamble.
     “Borrower” shall have the meaning assigned to such term in the preamble.
     “Borrower Obligations” shall mean the collective reference to the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of amounts drawn under Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Grantors to the Arranger, to any Agent or to any Lender (or, in case of Specified Hedge Agreements, any Lender or any Agent or Arranger or any Affiliate of any Lender, Agent or Arranger), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Arranger, to any Agent or to any Lender that are required to be paid by any Grantor pursuant to the Credit Agreement or any other Loan Document) or otherwise; provided, that (i) obligations of the Borrower or any other Loan Party under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as the other obligations are so secured and guaranteed, (ii) any release of collateral or guarantors effected in the manner permitted by the Credit Agreement or any other Loan Document shall not require the consent of holders of obligations under Specified Hedge Agreements and (iii) the amount of secured obligations under any Specified Hedge Agreements shall not exceed the net amount, including any net termination payments, that would be required to be paid to the counterparty to such Specified Hedge Agreement on the date of termination of such Specified Hedge Agreement.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close.
     “Closing Date” shall mean the date hereof.
     “Collateral” shall have the meaning assigned to such term in Section 3.
     “Collateral Account” shall mean (i) any collateral account established by the Collateral Agent as provided in Section 6.01 or 6.04 or (ii) any cash collateral account established as provided in Section 2.23(j) of the Credit Agreement.
     “Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies), investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble.
     “Contracts” shall mean all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.
     “Copyright Licenses” shall mean any agreement, whether written or oral, naming any Grantor as licensor or licensee (including those listed in Schedule 4.09(a) (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to manufacture, print, publish, publicly perform, display copy, create derivative works of, import, export, distribute, exploit, and sell materials derived from any Copyright.
     “Copyrights” shall mean all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4.09(a) (as such schedule may be amended or supplemented from time to time)), all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), all protectable designs, all software, and all works of authorship and other intellectual property rights embodied therein and all right to make and exploit derivative works based on, or adopted from, works covered by such copyrights, and with respect to any and all of the foregoing: (i) all recordings and tangible embodiments thereof; (ii) all registrations of and applications to register the rights corresponding thereto throughout the world, (ii) the right to, and to obtain, all extensions and renewals thereof, (iii) the right to sue for past, present and future infringements of any of the foregoing, (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Credit Agreement” shall have the meaning assigned to such term in the preamble.
     “Documentation Agent” shall have the meaning assigned to such term in the preamble.
     “dollars” or “$” shall mean lawful money of the United States of America.
     “Excluded Assets” shall mean (i) any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall (A) constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity) or (B) be prohibited by a Requirement of Law; provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above and shall also attach to any proceeds of any excluded lease, license, contract, property rights or agreement; and (ii) any “intent-to-use” Trademark applications to the extent, if any, that the grant of a security interest therein would be in violation of the Trademark Act or result in the forfeiture of Grantor’s rights therein; provided that such security interest shall attach immediately to such Trademark application upon the filing and acceptance of a statement of use in connection with such Trademark application.
     “Excluded Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (a) a corporation, (b) a pass-through entity any interest in which is owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation or (c) a pass-through entity that owns directly or indirectly an interest in another Foreign Subsidiary that is (or is treated as) a corporation.
     “Excluded Foreign Subsidiary Voting Stock” shall mean the voting Equity Interests in any Excluded Foreign Subsidiary.
     “General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event without limiting the foregoing, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedging Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform and compel performance and to exercise all remedies thereunder.
     “Grantors” shall have the meaning assigned to such term in the preamble.
     “Guarantor Obligations” shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
     “Guarantors” shall mean the collective reference to each Grantor other than the Borrower.
     “Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.
     “Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to any intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, all (i) Copyrights, (ii) Copyright Licenses, (iii) Patents, (iv) Patent Licenses, (v) Trademarks, (vi) Trademark Licenses, (vii) Trade Secrets, (viii) Trade Secret Licenses, together with URLs, domain names, websites, software, and databases, and all rights to sue at law or in equity for any past, present, and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intellectual Property Collateral” shall mean that portion of the Collateral that constitutes Intellectual Property.
     “Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Borrower or any of the Subsidiaries, including the subordinated intercompany note entered into in connection with the Affiliate Subordination Agreement.
     “Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Stock”) including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property,” all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
     “Issuers” shall mean the collective reference to each issuer of a Pledged Security.
     “Lenders” shall have the meaning assigned to such term in the preamble.
     “Material Contract” shall mean (i) each contract pursuant to which any Grantor licenses Material Intellectual Property and (ii) any agreement, contract or license or other arrangement (other than an agreement, contract or arrangement representing indebtedness for borrowed money) to which any Grantor is a party, in each case that is either material to the Grantors and their subsidiaries, taken as a whole, or for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
     “Material Intellectual Property” shall have the meaning assigned to such term in Section 4.09(c).
     “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Non-Assignable Contract” shall mean any Contract that either by its terms or by any Requirement of Law or otherwise purports to restrict or prevent the assignment thereof or granting of a security interest therein, (irrespective of whether such prohibition or restriction is enforceable under Sections 9-407 through 409 of the New York UCC).
     “Obligations” shall mean (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute, sell or offer to sell any invention or design covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 4.09(a) (as such schedule may be amended or supplemented from time to time).
     “Patents” shall mean (i) all letters patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof, including any of the foregoing listed in Schedule 4.09(a) (as such schedule may be amended or supplemented from time to time), (ii) all applications for letters patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations, continuations-in-part, renewals, and reexaminations thereof, (iii) all inventions and improvements described therein, including any of the foregoing listed in Schedule 4.09(a) (as such schedule may be amended or supplemented from time to time), (iv) all rights to, and to obtain, any reissues or extensions of the foregoing, (v) all Proceeds of the foregoing, including, licenses, royalties, income, payments, claims, damages, and proceeds of suit, and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

     “person” shall mean any natural person, institution, sole proprietorship, unincorporated organization, public benefit corporation, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.
     “Pledged Alternative Equity Interests” shall mean all interests of any Grantor now owned or hereafter acquired directly in any business entity representing participation or other interests in any equity or profits thereof and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Pledged Trust Interests.
     “Pledged Collateral” shall mean the collective reference to the Pledged Commodity Contracts, the Pledged Securities and the Pledged Security Entitlements.
     “Pledged Commodity Contracts” shall mean all commodity contracts listed on in Part I of Schedule 4.07(a) (as such schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.
     “Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed in Part II of Schedule 4.07(a), (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
     “Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.
     “Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired directly in any limited liability company, including all limited liability company interests listed in Part I of Schedule 4.07(a) hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary be required to be pledged hereunder.
     “Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed in Part II of Schedule 4.07(a) (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Grantor.
     “Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired directly in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed in Part I of Schedule 4.07(a) hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary be required to be pledged hereunder.
     “Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
     “Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Part III of Schedule 4.07(a) (as such schedule may be amended from time to time) and all other security entitlements of any Grantor.
     “Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired directly by any Grantor, including all shares of capital stock listed in Part I of Schedule 4.07(a) hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary be required to be pledged hereunder.
     “Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired directly in a Delaware business trust or other trust, including all trust interests listed in Part I of Schedule 4.07(a) hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

     “Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
     “Qualified Counterparty” shall mean, with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender, an Agent, an Arranger or an Affiliate of a Lender, an Agent or an Arranger.
     “Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
     “Registered Intellectual Property” shall have the meaning assigned to such term in Section 4.09(a).
     “Secured Parties” shall mean, collectively, the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Lenders and, with respect to any Specified Hedge Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Article VIII of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Specified Hedge Agreement” shall mean any Hedging Agreement (a) entered into by (i) the Borrower or any of the Subsidiaries and (ii) any Lender, Agent or Arranger or any Affiliate of any Lender, Agent or Arranger, or any person that was a Lender, Agent or Arranger or Affiliate of any Lender, Agent or Arranger when such Hedging Agreement was entered into as counterparty and (b) which has been designated by such Lender, Agent or Arranger and the Borrower, by notice to the Collateral Agent not later than 90 days after the execution and delivery thereof by, the Borrower or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedging Agreement as a Specified Hedge Agreement shall not create in favor of any Lender, Agent or Arranger or any Affiliate of any Lender, Agent or Arranger that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement.
     “Subsidiary” shall mean any subsidiary of the Borrower.
     “Syndication Agent” shall have the meaning assigned to such term in the preamble.
     “Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 4.09(a) (as such schedule may be amended or supplemented from time to time).
     “Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, logos, designs, or other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and applications to register any of the foregoing, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, all common-law rights related thereto, including any of the foregoing listed in Schedule 4.09(a) (as such schedule may be amended or supplemented from time to time), (ii) the right to, and to obtain, all renewals thereof, (iii) other source or business identifiers, designs and general intangibles of a like nature, (iv) the right to sue for past, present, and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages, and Proceeds of suit, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret, including any of the foregoing listed in Schedule 4.09(a) (as such schedule may be amended or supplemented from time to time).
     “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such Trade Secret, the right to sue for past, present and future infringements of any the foregoing, and all Proceeds of the foregoing, including, royalties, income, payments, claims, damages and proceeds of suit.
     1.02 Other Definitional Provisions.
     (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.
     (d) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein or in any other document with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the

Guarantor Obligations, as the case may be, in each case, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.
     (e) The words “include,” “includes” and “including,” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation.”
     (f) All references to the Lenders herein shall, where appropriate, include any Lender, the Administrative Agent, the Collateral Agent, any Arranger, any Syndication Agent or the Documentation Agent or, in the case of any Lender, Agent or Arranger, any Affiliate thereof that is a party to a Specified Hedge Agreement.
SECTION 2. GUARANTEE
     2.01 Guarantee.
     (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
     (b) If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.02. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.01(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.01(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other person entitled, under such laws, to enforce the provisions thereof.
     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.01(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

     (d) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no letter of credit shall be outstanding under the Credit Agreement and all commitments to extend credit under the Credit Agreement shall have been terminated or have expired.
     2.02 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:
     (a) If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to the Borrower or a letter of credit issued for the account of the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Grantor or its property.
     (b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its proportionate share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its proportionate share of the unreimbursed portion of such payment. For this purpose, the proportionate share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.
     (c) If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.02(a) and 2.02(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.02) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Collateral Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Collateral Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to the Collateral Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Collateral Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Collateral Agent.
     (d) All rights and claims arising under this Section 2.02 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed.
     (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.02. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
     (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.02(d) and (ii) neither the Collateral Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.02(c).

     2.03 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
     2.04 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     2.05 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.06 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Collateral Agent as specified in the Credit Agreement.
SECTION 3. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL
     (a) Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (i) all Accounts;
     (ii) all As-Extracted Collateral;
     (iii) all Chattel Paper;
     (iv) all Collateral Accounts and all Collateral Account Funds;
     (v) all Commercial Tort Claims from time to time as specifically described on Schedule 4.11;
     (vi) all Contracts;
     (vii) all Deposit Accounts;
     (viii) all Documents;

     (ix) all Equipment;
     (x) all Fixtures
     (xi) all General Intangibles;
     (xii) all Goods
     (xiii) all Instruments;
     (xiv) all Insurance;
     (xv) all Intellectual Property;
     (xvi) all Inventory;
     (xvii) all Investment Property;
     (xviii) all Letter of Credit Rights;
     (xix) all Money;
     (xx) all Securities Accounts;
     (xxi) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
     (xxii) to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;
     provided that, notwithstanding any other provision set forth in this Section 3, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset.
     (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Arranger, the Administrative Agent, the Collateral Agent, the Syndication Agents, the Documentation Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:
     4.01 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.0l, be deemed to be a reference to such Guarantor’s knowledge.
     4.02 Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Liens expressly permitted by Section 6.02 of the Credit Agreement (the “Permitted Liens”). No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the Credit Agreement (including those relating to Permitted Liens).
     4.03 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4.03 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in duly completed and duly executed form, as applicable, and may be filed by the Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof (except that no representation and warranty is made with respect to the perfection of security interests under the laws of any foreign jurisdiction) and (b) are prior to all other Liens on the Collateral, except for Permitted Liens. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including those specified in Section 5.02 to (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities and, to the extent requested by the Collateral Agent, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC), (ii) to the extent requested by the Collateral Agent, establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts, (iii) establish the Collateral Agent’s “control” (within the meaning of Section 9-107 of the New York UCC) over all Letter of Credit Rights, (iv) establish the Collateral Agent’s control (within the meaning of Section 9-105 of the New York UCC) over all Electronic Chattel Paper and (v) establish the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA) (it being understood that no control agreements for Securities Accounts, Securities Entitlements, Commodity Accounts or Deposit Accounts are being obtained on the Closing Date).
     4.04 Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.04. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as specified on Schedule 4.04, no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another person, which has not heretofore been terminated.
     4.05 Inventory and Equipment.
     (a) On the date hereof, the Inventory and the Equipment (other than mobile goods) that is included in the Collateral are kept at the locations listed on Schedule 4.05(a), except for Inventory which is in transit (i) from a supplier to a Grantor, (ii) between the locations set forth on Schedule 4.05(a), or (iii) to customers of a Grantor.
     (b) None of the Inventory or Equipment that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC, a “Negotiable Document”) therefor or is otherwise in the possession of any bailee or warehouseman.
     4.06 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     4.07 Investment Property
     (a) Part I of Schedule 4.07(a) hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Part II of Schedule 4.07(a) (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor and, to such Grantor’s knowledge, all of such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Part III of Schedule 4.07(a) hereto (as such schedule may be amended from time to time) sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and no Grantor has consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto.
     (b) Except as set forth in Schedule 4.07(b), the shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.
     (c) Except as set forth in Schedule 4.07(c), all the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.
     (d) Except as set forth in Schedule 4.07(d), the terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).
     (e) There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

     (f) Each Issuer (other than, as of the Closing Date, WebCT Educational Technologies Corporation, WebCT (UK) Limited and WebCT (Australia) PTY LTD) that is not a Grantor hereunder has executed and delivered to the Collateral Agent an Acknowledgement and Consent, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.
     4.08 Receivables
     (a) No amount payable to such Grantor under or in connection with any Receivable in excess of $1,000,000 that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent.
     (b) Except as set forth in Schedule 4.08(b), none of the obligors on any Receivables in excess of $1,000,000 that are included in the Collateral is a U.S. Federal Governmental Authority.
     4.09 Intellectual Property.
     (a) Schedule 4.09(a) sets forth a true and complete list of all Intellectual Property which is registered with or issued by a Governmental Authority or is the subject of an application for registration or issuance, in each case which is owned by such Grantor in its own name on the date hereof (collectively, the “Registered Intellectual Property”). Except as set forth in Schedule 4.09(a), to such Grantor’s knowledge, such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all such Registered Intellectual Property. To such Grantor’s knowledge, such Grantor has a valid and enforceable right to use all Material Intellectual Property that it uses in its business, but does not own.
     (b) On the date hereof, to such Grantor’s knowledge, all Registered Intellectual Property that is material to the conduct of such Grantor’s business is valid, subsisting, unexpired, and enforceable and has not been abandoned. To such Grantor’s knowledge, neither the operation of such Grantor’s business nor the use of any Intellectual Property in connection therewith infringes upon, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other person.
     (c) No action or proceeding is pending, or, to such Grantor’s knowledge, threatened, on the date hereof (i) seeking to limit, cancel or question the validity, enforceability, registration, ownership or use of any material Registered Intellectual Property or any other Intellectual Property of such Grantor that is material to the conduct of such Grantor’s business (collectively, the “Material Intellectual Property”), except to the extent any such action or proceeding constitutes an office action instituted by any trademark or patent office in the context of any trademark or patent prosecution in the ordinary course of business, or (ii) alleging that the operation of such Grantor’s business, including such Grantor’s use of Material Intellectual Property in connection therewith, infringes any Intellectual Property rights, or any other right, of any other person. To such Grantor’s knowledge, no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Material Intellectual Property. The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) will not result in the termination or impairment of any of the Material Intellectual Property.
     (d) With respect to each Copyright License, Trademark License, Trade Secret License, and Patent License that is material to the conduct of such Grantor’s business to such Grantor’s knowledge: (i) such license is valid and binding and in full force and effect; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect (except for increases in price associated with seat licenses) as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (v) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
     (e) Except as set forth in Schedule 4.09(e), to such Grantor’s knowledge, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Registered Intellectual Property in full force and effect and to protect and maintain its interest therein.
     (f) Such Grantor has taken all actions that it reasonably believes are necessary to protect each item of Material Intellectual Property that it owns or uses consistent with practices that are customary in the industry.
     4.10 Letters of Credit and Letter of Credit Rights. No Grantor is a beneficiary or assignee under any Letter of Credit other than the Letters of Credit described on Schedule 4.10 (as such schedule may be amended or supplemented from time to time).
     4.11 Commercial Tort Claims. Except as specifically described on Schedule 4.11 (as such schedule may be amended or supplemented from time to time), no Grantor has any Commercial Tort Claims as of the date hereof individually or in the aggregate in excess of $2,000,000.
     4.12 Contracts. Except as set forth on Schedule 4.12, no Material Contract with a U.S. Federal Governmental Authority with Receivables in excess of $1,000,000 which prohibits assignment or encumbrance by such Grantor or requires or purports to require consent of, or notice to, any party (other than such Grantor) to any Material Contract in connection with the execution, delivery and performance of this Agreement, including the exercise of remedies by the Collateral Agent with respect to such Material Contract, except for such consents that have been obtained and such notices that have been given.
SECTION 5. COVENANTS
     Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any

Specified Hedge Agreement) shall have been paid in full, no letter of credit issued under the Credit Agreement shall be outstanding and all commitments to extend credit under the Credit Agreement shall have expired or been terminated:
     5.01 Covenants in Credit Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.
     5.02 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts. (a) If any of the Collateral in excess of $1,000,000 is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.
     (b) If any of the Collateral in excess of $1,000,000 is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
     (c) If any Collateral in excess of $1,000,000 is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit B, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any Grantor.
     (d) To the extent reasonably requested by the Collateral Agent, each Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts with values in excess of $1,000,000 only with financial institutions that have agreed to comply with Entitlement Orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be substantially in the form of Exhibit B or C or such other form as shall be reasonably acceptable to the Collateral Agent.

     (e) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit D or such other form as shall be reasonably acceptable to the Collateral Agent.
     (f) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.
     (g) In the case of any transferable Letters of Credit Rights in excess of $1,000,000 individually or in the aggregate, each Grantor shall use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such Letter of Credit Rights to the Collateral Agent. In the case of any other Letter of Credit Rights in excess of $1,000,000 individually or in the aggregate each Grantor shall use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related Letter of Credit in accordance with Section 5-114(c) of the New York UCC.
     5.03 Maintenance of Perfected Security Interest; Further Documentation.
     (a) Such Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all persons whomsoever, subject to the provisions of Section 8.15.
     (b) Such Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.
     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in the form attached hereto as Exhibit C or such other form reasonably acceptable to the Collateral Agent.
     5.04 Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor shall not, except upon, in the case of clause (i) below, 60 days’ written notice after such change and, in the case of clause (ii) below, 10 days’ prior written notice, in each case, to the Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4.05(a) showing any additional location at which Inventory or Equipment (other than mobile goods) with a value in excess of $1,000,000 individually or in the aggregate that is included in the Collateral shall be kept:
     (i) permit any of the Inventory or Equipment (other than mobile goods) with a value of $1,000,000 individually or in the aggregate, to be kept at a location other than those listed on Schedule 4.05(a); or
     (ii) change its legal name, jurisdiction of organization, type of organization, organizational ID, or the location of its chief executive office or sole place of business or file any certificates of domestication, transfer or continuance in any other jurisdiction from that referred to in Section 4.04.
     5.05 Notices. Such Grantor shall advise the Collateral Agent promptly, in reasonable detail, of any Lien (other than any Lien expressly permitted by Section 6.02 of the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder.
5.06 Investment Property
     (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
     (b) Without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld), such Grantor shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien expressly permitted thereon pursuant to Section 6.02 of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (v) without the prior written consent of the Collateral Agent, cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.
     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.06(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.03(c) and 6.07 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) or 6.06 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its

nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
     5.07 Intellectual Property.
     (a) Except where it would be commercially unreasonable to do so, such Grantor shall (i) continue to use each Trademark that constitutes Material Intellectual Property in each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain, consistent with past practice, the quality of products and services offered under such Trademark and take all steps, consistent with past practice, to ensure that all licensed users of such Trademark maintain such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Trademark Security Agreement, and (v) not knowingly do any act or omit to do any act whereby such Trademark may become invalidated or impaired in any way.
     (b) Such Grantor shall not knowingly do any act, or omit to do any act, whereby any Patent owned by such Grantor that constitutes Material Intellectual Property may become forfeited, abandoned or dedicated to the public, unless such forfeiture, abandonment or dedication is commercially reasonable. Notwithstanding the foregoing, normal prosecution of any patent in the ordinary course of business shall not be deemed to be a violation of this Section 5.07.
     (c) Such Grantor shall not knowingly do any act or omit to do any act whereby any such Copyrights that constitute Material Intellectual Property may become invalidated or otherwise impaired. Such Grantor shall not knowingly do any act whereby any such Copyrights may fall into the public domain.
     (d) Such Grantor shall not do any act that infringes, misappropriates or violates the Intellectual Property rights of any other person, except for any such infringements, misappropriations or violations that, individually or in the aggregate, could not reasonably be expected to adversely affect Borrower or the Subsidiaries or their respective businesses in any material respect.
     (e) Such Grantor shall use proper statutory notice in connection with the use of any Material Intellectual Property.
     (f) Such Grantor shall notify the Collateral Agent as soon as reasonably practicable if it knows that any application or registration relating to any Material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same. Notwithstanding the foregoing, ordinary prosecution of an Intellectual Property right shall not be deemed to be a violation of this Section 5.07(f).
     (g) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent each year, at the time of delivery of the annual financial statements, with respect to the fiscal year in which Grantor made such a filing. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in any Patent, Trademark or other Intellectual Property of such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
     (h) Except to the extent such Grantor determines in its reasonable judgment that any such Registered Intellectual Property is no longer necessary or useful to the conduct of such Grantor’s business, such Grantor shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Registered Intellectual Property, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
     (i) Such Grantor shall not license any of its Material Intellectual Property, except in the ordinary course of business.
     (j) To the extent commercially reasonable, in the event that any Grantor becomes aware that any Material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and take all reasonable steps to terminate the infringement, misappropriation or dilution.
     (k) Such Grantor agrees that, should it obtain an ownership interest in any item of Material Intellectual Property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, except to the extent it constitutes Excluded Assets and (iii) it shall provide the Collateral Agent, each year, at the time of delivery of the annual financial statements with respect to the fiscal year in which Grantor acquires such ownership interest) with an amended Schedule 4.09(a).
     (l) Such Grantor agrees to execute upon Closing, a Trademark Security Agreement, in substantially the form of Exhibit E, a Copyright Security Agreement, in substantially the form of Exhibit F, and a Patent Security Agreement, in substantially the form of Exhibit G, in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable U.S. Governmental Authority.
     (m) Such Grantor agrees to execute a Trademark, Copyright or Patent Security Agreement as applicable with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit E, F, or G in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable U.S. Governmental Authority.
     (n) Such Grantor shall take all commercially reasonable steps consistent with past practice to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and restricting access to secret information and documents.
     5.08 Commercial Tort Claims. Such Grantor shall advise the Collateral Agent promptly of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $2,000,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent to grant a security interest in such Commercial Tort Claim to the Collateral Agent for the ratable benefit of the Secured Parties.
SECTION 6. REMEDIAL PROVISIONS
     6.01 Certain Matters Relating to Receivables.
     (a) After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right (but shall in no way be obligated) to make test verifications of the Receivables that are included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. After the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
     (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith

(and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.05, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
     (c) After the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.
     6.02 Communications with Obligors; Grantors Remain Liable.
     (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.
     (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Collateral Agent;
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     6.03 Pledged Securities.
     (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.03(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and other rights with respect to the Pledged Securities.
     (b) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.
     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Collateral Agent.
     6.04 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.
     6.05 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.06) constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
First, to the Collateral Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;
Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and
Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no letters of credit issued under the Credit Agreement shall be outstanding and the Commitments under the Credit Agreement shall have terminated or expired shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
     6.06 Code and Other Remedies.
     (a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
     (b) The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.06, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.
     (c) In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
     (d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

     6.07 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
SECTION 7. THE COLLATERAL AGENT
     7.01 Collateral Agent’s Appointment as Attorney-in-Fact, etc.
     (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.07, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     Anything in this Section 7.01(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 7.01(b), it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.
     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless and Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to immediately comply therewith.
     (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     7.02 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to use reasonable care in the custody and preservation of such Collateral. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.
     7.03 Filing of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     7.04 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
     7.05 Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 8. MISCELLANEOUS
     8.01 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent, subject to any consents required under Section 9.08 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.
     8.02 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.02.
     8.03 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     8.04 Enforcement Expenses; Indemnification.
     (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.
     (b) Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
     (c) Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

     (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     8.05 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, and any attempted assignment without such consent shall be null and void.
     8.06 Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, while an Event of Default shall have occurred and be continuing to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.
     8.07 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     8.08 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.09 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     8.11 APPLICABLE LAW. THIS AGREEMENT INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR IN ANY WAY RELATING TO THE SUBJECT MATTER HEREOF, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     8.12 Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.02 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     8.13 Acknowledgments. Each Grantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
     8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
     8.15 Releases.
     (a) At such time as the Loans and the other Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, the commitments under the Credit Agreement have been terminated or expired and no letter of credit issued under the Credit Agreement shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     (b) If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
     (c) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.
     8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
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     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BLACKBOARD INC.
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	Senior Vice President, General Counsel and Secretary

BLACKBOARD ACQUISITION COMPANY, LLC
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	Manager

Bb ACQUISITION CORP.
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	President and Secretary

BLACKBOARD INTERNATIONAL HOLDINGS INC.
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	President and Secretary

BLACKBOARD TENNESSEE LLC
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	Manager

COLLEGE ACQUISITION SUB, INC.
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	President and Secretary

BLACKBOARD iCOLLEGE, INC
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	President and Secretary

BLACKBOARD CORP. (DE)
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	President and Secretary

Bb MANAGEMENT LLC
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	Manager

BLACKBOARD CAMPUSWIDE OF TEXAS, INC.
By:	/s/ Matthew H. Small
	Name:	Matthew H. Small
	Title:	President, Secretary and Treasurer

2

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent
By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Director

By:	/s/ Cassandra Droogan
	Name:	Cassandra Droogan
	Title:	Vice President